SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT
TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

     Coffee Holding Co., Inc.
(Exact name of registrant as specified in its charter)

Nevada	11-2238111
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3475 Victory Boulevard	10314
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the flowing box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the flowing box.   ☐

Securities Act registration statement file number to which this form relates (if applicable): None

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

For a description of the shares of common stock, par value $0.001 per share, of Coffee Holding Co., Inc. (the “Company”) being registered hereunder, as required by Item 202 of Regulation S-K, and in accordance with the Instruction to Item 1 of Form 8-A, see “Description of Capital Stock” in the Registration Statement on Form SB-2 (Registration No. 333-116838), as originally filed with the Securities and Exchange Commission (the “Commission”) on June 24, 2004, and all amendments thereto, sections of which are incorporated herein by reference.

Item 2.  Exhibits.

The following documents are filed as a part of the registration statement (for the purposes of example only):

Exhibit No.	Description

3.1	Articles of Incorporation of the Company(1)
3.2	Bylaws of the Company(1)
4.1	Form of Stock Certificate of the Company(2)

(1)	Incorporated by reference to the Registration Statement on Form 8-A (File No. 001-32491) of the Company filed with the Commission on May 2, 2005.
(2)	Incorporated by reference to the Registration Statement on Form SB-2 (Registration No. 333-116838) of the Company filed with the Commission on June 24, 2004, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 15, 2010

Coffee Holding Co., Inc.

By:	/s/ Andrew Gordon
Name:	Andrew Gordon
Title:	President and Chief Executive Officer